United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2024

CLARUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CLAR	NASDAQ Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2024, the Company entered into Amendment No. 1 to Rights Agreement (the “Amendment”) with Equiniti Trust Company, LLC (f/k/a American Stock Transfer and Trust Company), as rights agent (the “Rights Agent”). The Amendment amends the Rights Agreement (the “Rights Agreement”), dated as of February 12, 2008, by and between the Company and the Rights Agent, to, among other things: (i) clarify the definitions of “Acquiring Person”, “Beneficial Owner”, “Beneficially Own”, “Beneficial Ownership” and “Exempt Person”, in Section 1 of the Rights Agreement; (ii) revise Section 33 of the Rights Agreement, entitled “Determination and Actions by the Board”; and (iii) add a new Section 35 of the Rights Agreement, entitled “Process to Seek Exemption”, setting forth express provisions by which a person may seek an exemption from the Rights Agreement with respect to a potential acquisition of shares of the Company’s common stock, par value $0.0001 per share, by such person.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

See the description set forth in Item 1.01 of this Current Report on Form 8-K which is incorporated herein by reference.

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 4, 2024, the board of directors of Clarus Corporation (the “Company”) approved and adopted the Second Amended and Restated Bylaws of the Company (the “Second Amended and Restated Bylaws”), which became effective immediately upon such approval and adoption. The Second Amended and Restated Bylaws supersede and replace the Company’s amended and restated bylaws in effect immediately prior to the adoption of the Second Amended and Restated Bylaws.

The Second Amended and Restated Bylaws update and revise the advance notice provisions for the nomination of directors or the proposal of other business at stockholder meetings, including, among other things, by (i) adjusting the submittal window for notices of proposals or nominations to be no earlier than 120 days and no later than 90 days prior to the first anniversary of the prior year’s annual meeting; (ii) clarifying and enhancing the other procedural and information requirements for stockholders when submitting a proposal or nomination, including the scope of specified information and disclosures with respect to proposing stockholders, proposed nominees, and certain other related persons; and (iii) requiring the completion of a customary questionnaire by a nominee with respect to such nominee’s background.

Also, the Second Amended and Restated Bylaws: (i) no longer includes the ability of stockholders to call special meetings by majority vote; (ii) provides for a stockholder list being available for inspection at the Company’s offices for a 10-day period ending on the day prior to the annual or special meeting in question, but, in accordance with changes to the Delaware General Corporation Law (“DGCL”), does not require the stockholder list to be made available during such actual meeting; (iii) provides that the creation of committees of the board of directors will be governed by Section 141(c)(2) of the DGCL; (iv) no longer includes the ability of stockholders to fill vacancies on the board of directors of the Company upon a resolution of the board permitting them to do so; and (v) expands the forum for adjudication of disputes, in the event the Court of Chancery does not have jurisdiction, to the U.S. federal district court for the State of Delaware, and provides that U.S. federal district courts will have exclusive jurisdiction over claims under the Securities Act of 1933. Finally, the Second Amended and Restated Bylaws include a number of ministerial and administrative or otherwise immaterial modifications intended to update various provisions and to provide clarification and consistency.

As a result of the changes to the advance notice provisions reflected in the Second Amended and Restated Bylaws, the Company must receive notice from a stockholder of a stockholder’s intention to introduce a director nomination or to present an item of business at the 2025 Annual Meeting of Stockholders (a) not less than 90 days nor more than 120 days prior to May 30, 2025, if the Company’s 2025 Annual Meeting of Stockholders is held no more than thirty (30) days before or sixty (60) days after May 30, 2025; or (b) not later than the later of 90 days prior to May 30, 2025 and the close of business on the tenth (10th) day following the day on which the public disclosure of the date of the meeting was made in the event our 2025 Annual Meeting of Stockholders is not held within thirty (30) days before or sixty (60) after May 30, 2025. Any such notice must also comply with the applicable requirements of the Second Amended and Restated Bylaws.

The foregoing description of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
3.1	Second Amended and Restated Bylaws of Clarus Corporation, effective as of September 4, 2024.

4.1	Amendment No. 1 to Rights Agreement, dated as of September 5, 2024, by and between Clarus Corporation and Equiniti Trust Company, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2024

CLARUS CORPORATION

By:	/s/ Michael J. Yates
Name: Michael J. Yates
Title: Chief Financial Officer